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EXHIBIT 10.2
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR THE REDACTED
PORTIONS. THE CONFIDENTIAL REDACTED PORTIONS HAVE BEEN FILED
SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
ASTERISKS DENOTE SUCH REDACTIONS.
MEMORANDUM OF UNDERSTANDING
USEC / ATK / HEXCEL
AMERICAN CENTRIFUGE PROGRAM

1. Parties
USEC Inc. (“USEC”), a Delaware corporation with a principal place of business at Bethesda MD, ATK Space Systems Inc. (“ATK”), a Delaware corporation with a principal place of business at Salt Lake City UT, and Hexcel Corporation (“Hexcel”), a Delaware corporation with a principal place of business at Stamford CT, hereby enter into this Memorandum of Understanding (“Memorandum”) dated as of August 16, 2007. This Memorandum will become effective on the “Effective Date” as defined in Section 9.
2. Scope
USEC has received from the U.S. Nuclear Regulatory Commission (“USNRC”) a license to construct and operate a uranium enrichment plant at Piketon Ohio and is in the process of demonstrating its next-generation uranium enrichment technology for use at the plant.
ATK has contracted with USEC to assist USEC in the development, design and assembly of composite rotors for demonstration of USEC’s enrichment technology. Once satisfactory performance and cost data have been obtained from testing, it is USEC and ATK’s intention to enter into a contract whereby ATK will manufacture and deliver, on a schedule that supports USEC’s requirements, approximately 11,500 rotors, plus a sufficient number of spare rotors, that are estimated to be required to construct a commercial centrifuge uranium enrichment plant with an initial capacity of about 3.8 million SWUs (hereinafter referred to as the American Centrifuge Plant or “ACP” which term includes any similar or substitute centrifuge program undertaken by USEC). It is estimated that the assembly of composite rotors for the ACP will require approximately ***** of intermediate modulus carbon fiber and approximately ***** of carbon fiber prepreg.

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In order to assure that a sufficient supply of intermediate modulus carbon fiber will be available for the ACP, Hexcel is willing to increase its capacity for producing intermediate modulus carbon fiber at its facility in Salt Lake City UT (the “SLC Facility”) and to supply intermediate modulus carbon fiber required by the ACP, provided, however, that (i) USEC purchases, or causes ATK to purchase, from Hexcel ***** of the intermediate modulus carbon fiber required for the ACP, and (ii) USEC advances $***** to Hexcel against future purchases of the intermediate modulus carbon fiber (the “Advance Payment”), all as subject to the terms and conditions set forth in this Memorandum. Hexcel is also willing to supply the carbon fiber prepreg required by the ACP *****, provided, however, that (i) USEC provides Hexcel a notice of its intent to purchase the carbon fiber prepreg as provided in Section 6(B), and (ii) USEC purchases, or causes ATK to purchase, from Hexcel certain amounts of carbon fiber prepreg for the ACP. Hexcel’s product designations for these requirements of carbon-based products are ***** (“IM Fiber) and ***** (“Prepreg”).
*****.
Other than for this Memorandum, Hexcel is not a party to any agreement or other arrangement made or to be made between USEC and ATK respecting any aspect of the ACP.
3. Product Use
USEC and ATK agree that IM Fiber and Prepreg purchased will be used solely for the ACP and will not be used or resold for any other purpose, except as permitted under this Memorandum. In the event that ATK or USEC has excess IM Fiber (not to exceed a cumulative total of *****) that it desires to sell for purposes other than for the ACP, Hexcel will have a right of first refusal to purchase the excess IM Fiber at a price offered by ATK or USEC. If Hexcel declines to purchase the IM Fiber offered, ATK or USEC may sell such excess fiber to a third party but not at a price below that offered to Hexcel without first offering the fiber to Hexcel at the lower price. Hexcel’s purchase of excess IM Fiber will not reduce USEC or ATK’s commitments regarding the purchase IM Fiber under this Memorandum.
4. Carbon Fiber Capacity Expansion
Hexcel has represented to USEC that the current and projected market demand for all types of carbon fiber made by Hexcel is such that Hexcel will need to expand its carbon fiber capacity to meet USEC and ATK’s requirements for IM Fiber for the ACP by adding a new carbon fiber line at the SLC Facility (the “New Line”).
The New Line will be scheduled for completion no later than *****. This is a target completion date and is subject to extension by delays caused by events consistent with “Force Majeure” as defined in Section 11 (as extended, the “Completion Date”).

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USEC and ATK in good faith will cooperate with Hexcel to qualify, within three full calendar months after the Completion Date, the New Line and any existing carbon fiber manufacturing lines providing IM Fiber that may be used on the ACP so that such lines meet the specification attached as Attachment A to Exhibit J (the “Carbon Fiber Specification”), *****. USEC and ATK will also, in good faith, cooperate with Hexcel to confirm that the new and existing ***** lines supporting the IM Fiber will manufacture precursor that enables such carbon fiber manufacturing lines to meet the Carbon Fiber Specification, *****.
5. Advance Payment
USEC will advance $***** by wire transfer to Hexcel payable in three installments as follows:

The first installment within 10 days after the Effective Date	$	*	****
The second installment within 90 days after the Effective Date	$	*	****
The third installment within 180 days after the Effective Date	$	*	****
Hexcel will not segregate these funds nor hold them in trust for USEC or ATK. Hexcel may draw on the funds immediately upon receipt. If USEC fails to make any installment payment within thirty days after it is due, all remaining installments will be due and payable immediately.
*****
6. Supply Arrangements with USEC and ATK for the ACP
     (A) Purchase and Supply of IM Fiber for the ACP
USEC agrees to purchase, or cause ATK to purchase, from Hexcel (i) ***** of its requirements of intermediate modulus carbon fiber for the ACP; (ii) at least ***** of intermediate modulus carbon fiber for the ACP and (iii) as described in Table 2 on Schedule A, the minimum amount of intermediate modulus carbon fiber shown for that month, or per an agreed-to monthly delivery schedule negotiated by ATK and Hexcel in the 3rd quarter of any year for the upcoming year’s supply. Hexcel agrees to supply to ATK/USEC intermediate modulus carbon fiber which USEC is obligated to purchase, or cause ATK to purchase, from Hexcel for the ACP. Hexcel will meet these obligations to supply the intermediate modulus carbon fiber by supplying Hexcel’s IM Fiber. USEC’s obligation to purchase or cause ATK to purchase intermediate modulus carbon fiber from Hexcel is subject to Hexcel satisfying its obligations under Section 4(a) of the Hexcel/ATK Supply Agreement, which includes the obligation of Hexcel to meet the Carbon Fiber Specification and delivery requirements resulting from this Memorandum.
     (B) Purchase and Supply of Prepreg for the ACP

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On or before *****, USEC may, at its option, provide a notice to Hexcel (the “Prepreg Supply Notice”) that USEC intends to purchase, or cause ATK to purchase, from Hexcel carbon fiber prepreg for the ACP. The notice will include a proposed schedule for delivery of the amounts of carbon fiber prepreg, by month. The parties will not be obligated to purchase or supply Prepreg unless and until a purchase order is issued to and accepted by Hexcel; Hexcel will meet any obligations to supply carbon fiber prepreg by supplying Hexcel’s Prepreg. The quantities, schedules and lead times for the deliveries of carbon fiber prepreg will be agreed between ATK/USEC and Hexcel, taking into account Hexcel’s internal and customer needs, availability of raw materials and fibers, capacity and other manufacturing and shipping considerations. Any USEC obligation to purchase or cause ATK to purchase carbon fiber prepreg from Hexcel is subject to Hexcel satisfying its obligations under Section 4(a) of the Hexcel/ATK Supply Agreement, which includes the obligation of Hexcel to meet specifications and delivery requirements resulting from this Memorandum. The specification for carbon fiber prepreg will be negotiated in good faith between Hexcel and USEC and, upon agreement, will be incorporated into this Memorandum.
     (C) Terms and Conditions of Purchase and Supply
Hexcel and ATK are parties to an existing supply agreement (i.e. that certain Memorandum of Agreement between Hexcel and ATK as revised through December 8, 2005 (the “Hexcel/ATK Supply Agreement”) which provides for the terms of sale by Hexcel to ATK of certain products other than IM Fiber and Prepreg. To facilitate the purchase of USEC’s ACP requirements for carbon fiber and carbon fiber prepreg through ATK, Hexcel and ATK agree that, as of the Effective Date:
     (i) The Hexcel/ATK Supply Agreement will be amended by adding “Exhibit J” thereto substantially in the form as set forth in Schedule A to this Memorandum;
     (ii) Sections 3, 4(b) and (d), 8(b), 9 and 18 of the Hexcel/ATK Supply Agreement will be disregarded;
     (iii) The “ATK Composites Procurement Terms and Conditions (Effective April 1, 2003 as Modified for Hexcel Corporation),” which is incorporated into the Hexcel/ATK Supply Agreement, will be modified as set forth in Schedule B to this Memorandum; and
     (iv) The terms of this Memorandum, including the Carbon Fiber Specification, will supersede any inconsistent provisions of the Hexcel/ATK Supply Agreement, and the Hexcel/ATK Supply Agreement will be interpreted to be consistent with this Memorandum and the Carbon Fiber Specification.
The Hexcel/ATK Supply Agreement will remain unaffected by any of the foregoing clauses (i) — (iv) for products other than IM Fiber and Prepreg for the ACP.

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Hexcel and ATK will not modify the pricing (other than pursuant to any applicable escalation formula), minimum quantities, delivery schedules, or specifications of IM Fiber and Prepreg without the consent of USEC which shall not be unreasonably withheld.
     (D)  Direct Purchases by USEC
Without affecting the rights and obligations of USEC and ATK to one another as provided in any agreement between ATK and USEC (which agreement takes precedence as between USEC and ATK), USEC may purchase IM Fiber and Prepreg directly from Hexcel on the terms and conditions applicable under the Hexcel/ATK Supply Agreement as amended by the foregoing clauses (i) — (iv) (the “USEC Purchase Terms”). Except to the extent of any direct purchases by USEC pursuant to this Memorandum, ATK will purchase IM Fiber and Prepreg under the Hexcel/ATK Supply Agreement. A USEC offer to purchase IM Fiber or Prepreg directly from Hexcel will only be effective if it: (i) is made in accordance with the USEC Purchase Terms; (ii) is for not less than a minimum monthly quantity; (iii) is notified in writing to Hexcel by USEC and ATK jointly at least sixty days in advance of the scheduled delivery date; and (iv) would not have the effect of imposing any additional or greater obligations on Hexcel than if such direct purchase had not been made. No failure of either USEC or ATK to purchase IM Fiber or Prepreg will relieve the other of the obligation to purchase IM Fiber and Prepreg in accordance with this Memorandum or the Hexcel/ATK Supply Agreement.
     (E) Pricing
The prices for IM Fiber and Prepreg, including provision for the escalation of prices, are set forth in Exhibit J and Section 7. However, in recognition of the Advance Payment made by USEC, Hexcel will reduce the IM Fiber price by $*****, of IM Fiber purchased by USEC and ATK for the ACP, up to a maximum aggregate price reduction equal to *****. For avoidance of doubt, price escalations will be determined before application of any price reduction.
7. Additional Obligations
     (A) Abandonment of the ACP.
USEC acknowledges that it is necessary for Hexcel to expand the SLC Facility to supply IM Fiber for the ACP, and that in so doing Hexcel will undertake considerable expense and effort to design and construct the New Line to meet USEC and ATK’s requirements for supply. Among other things, Hexcel will employ its personnel for design and planning, commit to ordering long lead-time equipment, retain third party engineering and other services, procure appropriate approvals and employ its capital resources. USEC further acknowledges that if the ACP is abandoned Hexcel would suffer

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substantial damages and that such damages cannot be determined with reasonable certainty at this time.
Accordingly, in the event that USEC, for any reason whatsoever, abandons the ACP (as evidenced by a notice signed by the chief executive officer of USEC which references this Memorandum and which is delivered to Hexcel no later than seven days following the final corporate action by USEC necessary to abandon) before the start of the first month in which the minimum quantity of IM Fiber is required to be purchased as set forth in Exhibit J (such event being a “Section 7(A) Event”), USEC will pay Hexcel damages equal to the sum of (i) Hexcel’s actual expenditures for the New Line, (ii) Hexcel’s obligations incurred to suppliers, contractors and other third parties for deliveries and work performed for the New Line, and (iii) Hexcel’s reasonable costs incurred in connection with suspension or termination of work on the New Line (should Hexcel, at its option, decide to suspend or terminate construction of the New Line), including settled and unsettled claims asserted against Hexcel, all as of the delivery date of the notice to Hexcel of the Section 7(A) Event (the aggregate amount payable by USEC being the “Damage Amount”). The maximum Damage Amount under this Section 7(A) will be $*****. The Damage Amount will be paid by USEC within ten days after Hexcel submits reasonable evidence of the determination of the Damage Amount, provided, however, (i) that USEC’s payment will be reduced by any Advance Payment previously made, and (ii) that Hexcel will return to USEC the amount, if any, by which any Advance Payment previously made exceeds the Damage Amount. In addition, should Hexcel complete the New Line, it will pay USEC at the rate of $***** produced on the New Line and sold or used by Hexcel prior to December 31, 2011, up to a maximum aggregate payment equal to the Damage Amount paid by USEC. Hexcel will have no obligation to maximize this payment by selling or using fiber from the New Line if it can otherwise obtain fiber from its other production lines. Hexcel will make these payments, if any, to USEC within sixty days after the end of the month in which the payment amount is earned.
The Damage Amount payable by USEC will be the exclusive liability of USEC to Hexcel, and the exclusive remedy of Hexcel against USEC, arising from a Section 7(A) Event. Neither USEC nor ATK will be liable to Hexcel for any other actual, consequential, special, indirect, or incidental damages including loss of use or loss of profits, under any theory of law or equity, arising from a Section 7(A) Event. In addition, upon the occurrence of a Section 7(A) Event, the obligations of USEC to purchase IM Fiber and Prepreg, and the obligation of Hexcel to supply IM Fiber and Prepreg under this Memorandum and the Hexcel/ATK Supply Agreement automatically will terminate, in each case without liability of a Party to any other Party except for liabilities accrued prior to termination and the obligations of USEC and Hexcel to make payments under this Section 7(A).
     (B) Failure to Purchase IM Fiber Monthly Minimum for the ACP

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If a Section 7(A) Event has not occurred, and neither USEC nor ATK purchases, in any month commencing *****, the minimum quantity of IM Fiber set forth in Exhibit J (for any reason other than a failure to deliver, in accordance with this Memorandum, IM Fiber by Hexcel), USEC will forfeit to Hexcel out of the Advance Payment an amount (the “Forfeited Amount”) equal to the aggregate price reduction that would have been applied on the quantity of IM Fiber by which the amount purchased is less than the minimum quantity. Hexcel will have no obligation to credit the Forfeited Amount against other purchases of IM Fiber or Prepreg or to supply in any other month the quantity of IM Fiber not purchased.
Except as provided in the last paragraph of this Section 7(B), the remedy in the prior paragraph is the exclusive remedy for the failure to purchase the monthly minimum in any month, but does not adversely affect Hexcel’s rights against USEC and ATK with respect to the purchase of IM Fiber in accordance with Sections 6(A)(i) and 6(A)(ii) of this Memorandum and the Hexcel/ATK Supply Agreement, but the Forfeited Amount will be applied by Hexcel as a credit against any other damages that Hexcel may suffer.
In addition, if the Advance Payment has been reduced to zero by any combination of the fiber price reductions described in Section 6(E), the amounts forfeited by USEC under Section 7(B) and the payments made to USEC under Section 7(C), then Hexcel may, in accordance with Section 10, terminate the obligations of USEC to purchase IM Fiber and Prepreg, and the obligation of Hexcel to supply IM Fiber and Prepreg under this Memorandum, the USEC Purchase Terms and the Hexcel/ATK Supply Agreement, in each case without any liability to any other Party except for liabilities accrued prior to termination.
     (C) Pricing Of IM Fiber based on Purchases of Prepreg for the ACP
If a Section 7(A) Event has not occurred, the price of IM Fiber to be purchased by USEC/ATK is based on the volume of Prepreg that is purchased, as described on Schedule A.
     (D) Late Delivery of IM Fiber for the ACP
Hexcel’s obligations to supply IM Fiber for the ACP will be governed solely by this Memorandum, the USEC Purchase Terms and the Hexcel/ATK Supply Agreement. In the event Hexcel is late in delivery of either IM Fiber, Hexcel will pay ATK a penalty, commencing on the 16th day of delay, equal to ***** of the then current price of the delayed IM Fiber, per day of delay, until the date of delivery of the delayed IM Fiber to ATK. The penalty is limited to a cap of *****. Notwithstanding anything to the contrary contained herein, in no event will Hexcel be liable to USEC or ATK for any consequential, special, indirect, or incidental damages, including loss of use or loss of profits, under any theory of law or equity, for any matter arising out of under this Memorandum, the USEC Purchase Terms or the Hexcel/ATK Supply Agreement.

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The payment of such amount will not adversely affect the rights of USEC and ATK against Hexcel with respect to the purchase of IM Fiber in accordance with other Sections of this Memorandum and the Hexcel/ATK Supply Agreement.
     (E) Failure to Qualify the New Line
If through no fault of USEC and ATK the New Line is not qualified by *****, Hexcel will return to USEC, within ten days after such date, the Advance Payment less any previously Forfeited Amount under Section 7(B). The return of the Advance Payment will be the exclusive liability of Hexcel to USEC and ATK, and the exclusive remedy of USEC and ATK against Hexcel, arising from the failure to qualify the New Line. Hexcel will not be liable to USEC or ATK for any actual, consequential, special, indirect, or incidental damages, including loss of use or loss of profits, under any theory of law, arising from such failure. For the avoidance of doubt, the failure to qualify the New Line is not a default by Hexcel as long as Hexcel is not otherwise in default in supplying IM Fiber under the terms of this Memorandum and the Hexcel/ATK Supply Agreement.
     (F) Exchange of Information
USEC will keep Hexcel apprised of the progress of the ACP in reasonable detail and will promptly inform Hexcel of any facts and circumstances that could result in any actual or anticipated abandonment or delay of the ACP.
Hexcel will keep USEC and ATK apprised of the progress of the New Line in reasonable detail and will promptly inform USEC and ATK of any facts and circumstances that could result in any actual or anticipated delay in qualifying the New Line beyond *****.
8. Nature of Memorandum
Nothing in the arrangements contemplated by this Memorandum is intended to constitute a partnership, joint venture or other common enterprise, and Hexcel retains, free and clear and without any restriction or encumbrance arising out of this Memorandum, all rights to its facilities, assets and intellectual property.
9. Confidentiality; Effective Date; Binding Commitments
Hexcel and USEC agree, and USEC shall cause ATK to agree, that this Memorandum and any information exchanged in the performance hereof shall be kept confidential and protected in accordance with the terms of the confidentiality agreement between Hexcel and USEC effective April 5, 2005 (“Hexcel/USEC Confidentiality Agreement”).
This Memorandum will become effective on the date (the “Effective Date”) on which the letter of credit is issued pursuant to Section 5. *****

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On becoming effective, this Memorandum is intended to be a legally binding commitment that supercedes any prior representations, agreements and understandings relating to the subject matter hereof, except for the Hexcel/USEC Confidentiality Agreement. Each Party has obtained its respective corporate or other approvals necessary for it to enter into and perform under this Memorandum. The terms of this Memorandum may not be waived or modified except by a writing signed by the Party against which the waiver or modification is sought to be enforced.
10. Termination; Continuing Default
     (A) This Memorandum and/or the Hexcel/ATK Supply Agreement may be terminated by a Party pursuant to a termination right expressly provided in another Section of this Memorandum.
     (B) This Memorandum and the Hexcel/ATK Supply Agreement, together and not separately, may be terminated by USEC and ATK, acting jointly, if there is a Continuing Default by Hexcel under the Memorandum or the Hexcel/ATK Supply Agreement.
     (C) This Memorandum and/or the Hexcel/ATK supply Agreement may be terminated by Hexcel against either or both USEC and ATK if there is a Continuing Default by either of them under this Memorandum or the Hexcel/ATK Supply Agreement.
Unless otherwise expressly provided in another Section of this Memorandum, a termination will be effective upon notice and all liabilities accrued prior to termination will survive the termination.
The term “Continuing Default” means a material default by a Party which continues for more than sixty days after receipt of notice from the Party asserting such default that describes, in particular detail, the facts supporting the default.
Any termination of the Hexcel/ATK Supply Agreement that may arise under this Memorandum will affect the Hexcel/ATK Supply Agreement only to the extent it applies to this Memorandum and Schedule A and will have no effect on the Hexcel/ATK Supply Agreement as applied to any other program or contract or any other exhibit to the Hexcel/ATK Supply Agreement.
11. Force Majeure
A Party will be excused from performance under this Memorandum (except for the obligations to purchase the minimum amounts contained in Section 6(A)(ii) and (iii) and 6(B)) if the failure to perform arises from causes beyond the reasonable control of the Party.  Examples of such causes include acts of God or of the public enemy, acts of the Federal Government in either its sovereign or contractual capacity, fires, floods, epidemics, quarantine restrictions, strikes, freight embargoes, lack of raw material *****,

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and unusually severe weather *****. The Party asserting Force Majeure will give notice to the other Parties promptly of the effect of such Force Majeure on performance under this Memorandum and the likely duration thereof, if reasonably known, and will keep the other Parties informed of any changes in such circumstances, including when such Force Majeure ceases. The Party claiming Force Majeure shall use commercially reasonable efforts to continue to perform under this Memorandum, to remedy the circumstances constituting the Force Majeure and to mitigate the adverse effects of such Force Majeure on performance under this Memorandum. For the avoidance of doubt, (1) this Section 11 is not applicable in determining whether USEC is obligated to pay any Damage Amount pursuant to Section 7(A) and (2) to the extent that Hexcel does not supply IM Fiber because it is excused due to a Force Majeure, USEC and ATK shall be excused from their obligations to purchase such excused amount of IM Fiber, so that (a) USEC and ATK may purchase the excused amount of intermediate modulus carbon fiber from a different source without breaching Section 6(A)(i); (b) the minimum amount of intermediate modulus carbon fiber to be purchased pursuant to Section 6(A)(ii) shall be reduced by such excused amount; and (c) the minimum monthly amount of intermediate modulus carbon fiber to be purchased pursuant to Section 6(A)(iii) shall be reduced by such excused amount.
12. Notices
Notices and communications required to be given by a Party under this Memorandum will be in writing and deemed delivered when delivered personally or by courier, or when received if posted as registered or certified mail, to the following addresses
USEC
USEC Inc.
6903 Rockledge Dr.
Bethesda, MD 20817
*****
ATK
ATK Space Systems, Inc
Freeport Center Building A15
Clearfield, UT 84016
*****
Hexcel
Hexcel Corporation
11711 Dublin Blvd
Dublin, CA 94568

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The foregoing contact information will be applicable for all notices and communications hereunder until such time as a Party by like means has notified the other Parties of any change.
13. Governing Law
This Memorandum will be governed by Delaware Law without applying conflicts of law principles. The Parties agree to submit any disputes under this Memorandum to the courts of Delaware for determination. If a court should determine that any provision of this Memorandum is unenforceable, the Parties intend that such provision be modified by the court so as to be enforceable to the fullest extent permitted under the law.
14. Assignment
This Memorandum is not assignable in whole or in part by any party without the prior written consent of the other parties, except to a wholly owned subsidiary of the assignor (but in no event will the assignor be released from its obligations hereunder). This Memorandum shall inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns. A party may assign the right to receive payments from another party hereunder to a financial institution that generally collects payments from customers of the assignor but such assignment is subject to the rights of the payor with respect to such payments.

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IN WITNESS WHEREOF, the Parties have caused this Memorandum to be executed by their duly authorized representatives as of the day and year first above written.

USEC Inc.	ATK Space Systems Inc

By /s/ Charles W. Kerner	By /s/ Mark J. Messick
Name: Charles W. Kerner	Name: Mark J. Messick
Title: Director of Procurement and Contracts	Title: Vice President and General Manager,
ATK Aerostructures Division

Hexcel Corporation

By /s/ Charles D. Dunbar
Name: Charles D. Dunbar
Title: Director of Sales

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Schedule A
Exhibit J to Memorandum of Agreement
Between
Hexcel and ATK
*****

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Schedule B
Modified Form
of
ATK Composites Procurement Terms and Conditions (Effective April 1, 2003 as Modified for Hexcel Corporation)
The following modifications to the ATK Composites Procurement Terms and Conditions (Effective April 1, 2003 as Modified for Hexcel Corporation) (the “Terms and Conditions”) which is incorporated into the ATK Supply Agreement shall apply to purchases pursuant to this Memorandum:
1)	The following Sections of the Terms and Conditions shall be deleted: 1.3, second paragraph of 1.6(b), 1.6(c), 1.10 (b), 1.10(c), 1.10(d), second paragraph of 1.13, 1.14, 1.15, 1.16, 1.42, 1.43, 1.44(d), 1.44(e), 1.44(h), 1.44(k), 1.45, 1.47, 1.48 and Section 2 (Special Provisions).
2)	The last sentence of Section 1.6(a) shall be amended to read: “Unless performance is excused, deliveries will be made even in the event of a strike at either the Buyer’s or Seller’s location, unless prior written consent is obtained from the other party, which shall not be unreasonably withheld.”
3)	The last sentence of Section 1.6(b) shall be amended to read: “Unless performance is excused, if ATK requests, Contractor shall, at Contractor’s expense, ship via air or other expedited routing to avoid the delay or minimize it as much as possible.”
4)	The second sentence of Section 1.7 shall be amended to read: “Either party may litigate any dispute arising under or relating to this Contract before a court located in the state of Delaware.”
5) The first paragraph of Section 1.9 shall be amended to read:
“Failure of either party to enforce at any time any of the provisions of this Contract, or any rights in respect thereto, or to exercise any election therein provided, shall in no way be considered to be a waiver or relinquishment of the right to thereafter enforce such provisions or rights or exercise any subsequent elections. Except as specifically provided, any and all of the rights and remedies under this Contract shall be cumulative and in addition to, and not in lieu of, the rights and remedies granted by law. If any provision of this Contract becomes void or unenforceable by law, the remaining shall be valid and enforceable.”

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6)	Section 1.12 shall be amended to read:

“Except to the extent claims arise from the other party’s negligent or intentional acts or omissions, each party agrees to indemnify and hold the other party, its officer’s, employees, agents and representatives, harmless from any and all claims, fines, penalties, offsets, liabilities, judgments, losses, damages, costs and profit disallowed, or expenses (including reasonable attorney’s fees) for:
(a)	Property damage or personal injury including death, of whatever kind or nature arising out of, as a result of, or in connection with the party’s, its employees’, agents’, Subcontractors’, and lower-tier Subcontractors to comply with any law, regulation, or clause whose terms are part of this Contract, and/or

(b)	Any liability which arises as the result of failure of the party’s or its lower-tier Subcontractors to comply with any law, regulation, or clause whose terms are part of this Contract, and/or

(c)	Liability from any actual or alleged patent, copyright, trademark, or trade secret infringement by reason of any manufacture, use, or sale of any articles delivered by Contractor under this Contract, provided that Contractor’s indemnification shall not apply:
i.	To the extent such infringement results directly from compliance with Buyer’s particularlized designs, specifications or instructions, or from changes made by Buyer to Contractor’s product after delivery without Contractor’s knowledge or authorization; or

ii.	To the extent such infringement results from the use or sale of the product in combination with other items (unless such combination was known and authorized by Contractor) and would not have occurred from the product itself.
(d)	The indemnifying party must be promptly notified of any claim for indemnity. In the event of an obligation to indemnify, the indemnifying party, at the indemnifying party’s election, have sole charge and direction thereof, in which event, the other party, shall provide the indemnifying party reasonable assistance in the defense thereof as the indemnifying party may require. The other party shall have the right to be represented in such suit by advisory counsel at the other party’s expense.”

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7)	The first paragraph of Section 1.13 shall be amended to read: “ATK and/or its customers shall at all times have title to all drawings and specifications furnished by ATK to Contractor. Contractor agrees to use all drawings and specifications provided by ATK solely in connection with the Contract and shall not disclose such drawings and specifications to any person, firm or corporation other than those employees of ATK and/or its customers, the Contractor, or approved Subcontractors that have a need to know.”
8)	The second paragraph of Section 1.35 shall be amended to read: “Notwithstanding the foregoing, any amounts due or to become due hereunder may be assigned by the Contractor provided that such assignment shall not be binding upon ATK unless and until ATK is notified thereof.”
9)	Section 1.39 shall be amended to read: “Irrespective of the place of performance, this Contract shall be governed by and construed according to the laws of the State of Delaware.

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